EXHIBIT 4
                                    ---------


                             MICROSOURCEONLINE, INC.
                             -----------------------

                             SUBSCRIPTION AGREEMENT
                             ----------------------


     This   Subscription   Agreement   ("Agreement")  is  entered  into  between
                                         ---------
MICROSOURCEONLINE,  INC.,  a  Delaware  corporation  (the  "Company"),  and  the
                                                            -------
undersigned  investor  (the  "Investor"),  as of the date on the  Acceptance  of
                              --------
Subscription signed by the Company. If more that one person signs this Agreement as an investor, then all references to the Investor in this Agreement include the co-investor(s).

     1.   Subscription.  The Investor hereby  irrevocably agrees to purchase the
          -------------
below designated shares of the common stock of Mircrosourceonline, Inc. ("Shares") at a purchase price of $___________.


     2.   Approval;  Acceptance.  This Agreement will become effective only upon
          ----------------------
acceptance of the Agreement by the Company evidenced by the Company's signature below. If this Agreement is not approved and accepted, then the Company will notify the Investor and return any funds the Investor may have delivered to the Company promptly after non-acceptance.

     3.   Disclosure.  The Investor  acknowledges that the Investor received and
          -----------
carefully read the Form SB-1A Offering Statement and all Exhibits thereto (the "Disclosure Documents"):
 --------------------

The Investor also acknowledges and agrees that:

     o The Company has made available to the Investor, or to the Investor's attorney, accountant or representative, all other documents that the Investor has requested;

     o The Investor has requested all documents and other information that the Investor has deemed necessary for making an investment in the Company;

     o The Company has provided answers to all questions concerning the investment in the Company; and

     o The Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with the Investor's professional legal, tax and financial advisers the suitability of an investment in the Company for the Investor's particular tax and financial situation.

     4.   Investor Status. The Investor certifies that the Investor qualifies as
          ----------------
an  "Accredited  Investor" as defined in Regulation D of the  Securities  Act of
     --------------------
1933 because the Investor is:

          A director or executive officer of the Company;
     ---

          A natural person whose  individual net worth,  or joint net worth with
     ---
          the Investor's spouse, at the time of the purchase exceeds $1,000,000;

          A natural person who had an individual income in excess of $200,000 in
     ---
          each of the two most recent years, or joint income with the Investor's spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year;

          An entity that has assets of at least $5,000,000.
     ---

          An entity in which all of the equity owners are accredited investors.
     ---

          A trust,  with total assets in excess of $5,000,000 not formed for the
     ---
          specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Reg. D; or

     5.   Other Securities Issues.  The Investor  represents and warrants to the
          ------------------------
Company that:

          5.1  Risk of Loss.  The  Investor  recognizes  that the  Company has a
               -------------
limited operating history, as described in the Disclosure Documents, and that an investment in the Company involves substantial risks that could result in the loss of the Investor's entire investment. The Investor is able, without impairing the Investor's financial condition, to hold the equity interest of the Company for an indefinite period and to suffer a complete loss of the Investor's investment in the Company.

          5.2  Investment  Intent.  The Investor certifies that it is making the
               -------------------
investment for Investor's own account and not on behalf of any other person, nor with a view to, or for resale or other distribution of, the equity interest of the Company which has been pledged as collateral. The Investor is not acting as a "broker" or "dealer" as those terms are defined in Section 3 of the Securities Exchange Act of 1934, to the Securities.

     6.   Independent  Advice.  The  Investor  understands  that this  Agreement
          --------------------
contains provisions that may have significant legal, financial and tax consequences for the Investor. The Investor acknowledges that the Company has recommended that the Investor seek independent legal, tax and financial advice before entering into this Agreement.

     7.   Confidentiality.   The  Investor  acknowledges  that  the  information
          ----------------
provided to the Investor regarding the Company is confidential and agrees that all of the information will be kept in confidence by the Investor and neither used to the Investor's personal benefit (other than in connection with the

Investor's investment decision) nor disclosed to any third party. However, the Investor's obligation of nondisclosure does not apply to any such information that: (a) is part of the public knowledge or literature and is readily accessible as of the date of this Agreement, (b) becomes public knowledge or literature and, hence, readily accessible through publication not directly or indirectly attributable to the Investor, or (c) is received from third parties, except third parties who disclose it in violation of confidentiality agreements they may have with the Company.

     8.   General  Provisions.  This  Agreement  will be enforced,  governed and
          --------------------
construed exclusively under the laws of Delaware. The parties consent to the jurisdiction of and venue in any appropriate court in Delaware. This Agreement is binding upon the Investor, the Investor's heirs, estate, legal representatives, successors and assigns, and is for the benefit of the Company, its successors and assigns. If any portion of this Agreement is held to be invalid by a court having jurisdiction, the remaining terms of this Agreement shall remain in full force and effect to the extent possible. This Agreement constitutes the entire agreement of the parties, and supercedes all previous agreements, written or oral, with regard to the Investor's investment in the Company. Any agreement to waive or modify any term of this Agreement must be in writing signed by both parties. This Agreement may be executed in two or more counterparts, all of which shall constitute but one and the same instrument.

     9.   Investor Information.  The Investor certifies under penalty of perjury
          ---------------------
that the information following the Investor's signature is correct as of the date of the signature.

Executed as of the date first written above.


INVESTOR:
---------



Signature:
           ------------------------------------------------------------
Name:
      -----------------------------------------------------------------
Title:
       ----------------------------------------------------------------
Residence Address:
                  -----------------------------------------------------

                  -----------------------------------------------------
Daytime Telephone
                      ----------------------------------------
E-Mail Address:
                ----------------------------------------------
Social Security or Tax Identification Number:
                                              ----------------

Date signed:
             ----------------------------------------

CO-INVESTOR (if applicable):
----------------------------

Signature:
           ------------------------------------------------------------
Name:
      -----------------------------------------------------------------
Title:
       ----------------------------------------------------------------
Residence Address:
                  -----------------------------------------------------

                  -----------------------------------------------------
Daytime Telephone
                      ----------------------------------------
E-Mail Address:
                ----------------------------------------------
Social Security or Tax Identification Number:
                                              ----------------

Date signed:
             ----------------------------------------


If Joint Ownership, check one (all parties must sign above):
------------------------------------------------------------

[_] Joint Tenants with Right of Survivorship [_] Tenants in Common [_] Community Property


If Investor is a fiduciary or business organization, check one:
---------------------------------------------------------------

[_] Trust               [_] Estate              [_] Power of Attorney
[_]  Name and Type of Business Organization:

----------------------------------------------------------------

                           ACCEPTANCE OF SUBSCRIPTION
                           --------------------------



     This Subscription has been approved by the Company and is accepted for and on behalf of the Company as of ______________, 2004.



MICROSOURCEONLINE, INC.
-----------------------

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------